Maine & Maritimes Corporation Announces 2009 Second Quarter Earnings Results

PRESQUE ISLE, ME -- (Marketwire - August 13, 2009) - Maine & Maritimes Corporation (NYSE Amex: MAM) reported a consolidated second quarter 2009 basic and diluted net loss of $0.25 per share, or $411,000, compared to second quarter 2008 net loss of $0.04 per share, or $68,000.

According to Brent M. Boyles, President and CEO of Maine & Maritimes Corporation, "Revenue at the utility was lower than the second quarter of 2008, reflecting the downturn in the economy, primarily within the struggling wood and lumber industry. In addition, MAM Utility Services Group has fewer projects than it did last year. However, MAM USG has several outstanding bids on projects and MPS continues to pursue opportunities for a jointly-owned transmission project that has the potential of connecting northern Maine to the New England electrical network. As part of this effort, we continue discussions with our partner, Central Maine Power, as well as generation developers, state and federal regulators, and state and federal political representatives."

Statistical Highlights:

Unaudited

(in thousands except share and per share amounts)

                                   Quarters Ended       Six Months Ended
                                      June 30,              June 30,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------- ---------
Regulated Operating Revenues    $   7,330  $   7,789  $   17,432 $  18,680
Unregulated Operating Revenues        354      2,078         548     3,374
                                ---------  ---------  ---------- ---------
Total Operating Revenues        $   7,684  $   9,867  $   17,980 $  22,054
                                =========  =========  ========== =========

(Loss) Income from Continuing
 Operations Allocable to Common
 Shareholders                   $    (411) $     (56) $      995 $   1,919
Loss from Discontinued
 Operations                             -        (12)          -       (21)
                                ---------  ---------  ---------- ---------
Total Consolidated Net (Loss)
 Income                         $    (411) $     (68) $      995 $   1,898
                                =========  =========  ========== =========

Basic and Diluted (Loss) Income
 per Common Share from
 Continuing Operations          $   (0.25) $   (0.03) $     0.59 $    1.14
Basic and Diluted Loss per
 Common Share from Discontinued
 Operations                             -      (0.01)          -     (0.01)
                                ---------  ---------  ---------- ---------
Total (Loss) Income per Common
 Share                          $   (0.25) $   (0.04) $     0.59 $    1.13
                                =========  =========  ========== =========

Average Shares Outstanding:
Basic                           1,680,574  1,678,096   1,680,137 1,677,979
Diluted                         1,680,574  1,678,096   1,680,810 1,678,729

About Maine & Maritimes Corporation:

Maine & Maritimes Corporation (NYSE Amex: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in Northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated corporation that provides electrical services, including transmission line and substation design and construction. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

MAM-E = Earnings Release

For More Information Contact:
Virginia R. Joles, Director of Communications,
Board Relations and Economic Development
Tel: 207.760.2418
www.maineandmaritimes.com